UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.	Changes in Registrant’s Certifying Accountant.

On January 17, 2019, APT Systems, Inc. (the “Company”) received a notification from MaloneBailey (“MB”), which is currently serving as the Company’s independent auditors, stating that MB will not be standing for re-election and was resigning. The decision to change accountants was not recommended by the Audit Committee. The board of directors thanks MB for their services.

Since engagement on May 24, 2017 and during all quarters reviewed and audited, ending October 31, 2018, and until the term ended January 17, 2019 were no matters of the disagreement in connection with its reports, or "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

While the Company has not formally engaged a new independent accounting firm, it has begun its search process to interview and identify MB’s successor. The Company will disclose its engagement of a new independent accounting firm shortly once the process is completed as required by SEC rules. The Company’s year-end is January 31st.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
16.1	Letter from MaloneBailey LLP dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Glenda Dowie
Name:	Glenda Dowie
Title:	CEO

By:	/s/ Carl Hussey
Name:	Carl Hussey
Title:	CFO

Dated: January 23, 2019